AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of the 29th day of June, 2000, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and those entities and individuals (the "Investor(s)") set forth on attached SCHEDULE A (the "Schedule of Investors").

                                    RECITALS

          WHEREAS, the Investors are parties to that certain Amended Registration Rights Agreement dated as of June 24, 1994, as further amended prior to the date hereof (the "Prior Agreement");

          WHEREAS, pursuant to Section 1.17 of the Prior Agreement, the rights granted by the Prior Agreement terminated with respect to certain of the parties to the Prior Agreement, other than the Investors, as of December 31, 1999;

          WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement to, among other things, (a) amend the definition of "Registrable Securities" to include only those securities with respect to which the Company's obligations did not expire as of December 31, 1999 and (b) pursuant to an agreement among the Company, Elan Corporation, plc ("Elan") and Elan International Services, Ltd. ("EIS") entered into prior to December 31, 1999, extend the period within which the rights granted under the Prior Agreement may be exercised by Elan and EIS; and

          WHEREAS, Section 2.6(b) of the Prior Agreement provides that any term of the Prior Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (as defined in the Prior Agreement).

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investors hereby agree that the Prior Agreement shall be terminated and superseded and replaced in its entirety by this Agreement, and the parties further agree as follows:


1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

     1.1 DEFINITIONS. For purposes of this Section 1:


          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC in substitution for such form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

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          (d) The term "1934 Act" shall mean the Securities Exchange Act of
1934, as amended.

          (e) The term "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f) The term "Registrable Securities" means (i) the shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issuable upon conversion of those certain Unsecured Convertible Promissory Notes dated October 30, 1997 issued to S.R. One Limited (the "S.R. One Notes") pursuant to the Stock and Note Purchase Agreement dated February 3, 1995 (and upon such conversion of the S.R. One Notes, SCHEDULE A shall be updated to include such shares), (ii) the shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issuable upon conversion of that certain Warrant (the "Warrant") issued to SmithKline Beecham plc pursuant to the Stock Purchase Agreement dated April 24, 1998 (and upon such conversion of the Warrant, SCHEDULE A shall be updated to include such shares), (iii) the 1,278,970 shares of Common Stock (or that number of shares of such other class of stock into which the Common Stock is converted) issued to EIS pursuant to the Stock Purchase Agreement dated September 30, 1998, (iv) the 437,768 shares of Common Stock (or that number of shares of such other class of stock into which the Common Stock is converted) issued to EIS pursuant to the Securities Purchase Agreement, dated November 6, 1998 (the "Elan Securities Purchase Agreement"), (v) the shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issued or issuable upon conversion of the Zero Coupon Convertible Senior Notes due 2008 (the "Elan Notes") issued pursuant to the Elan Securities Purchase Agreement (and upon such conversion of the Elan Notes, SCHEDULE A shall be updated to include such shares), (vi) the 429,185 shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issued to Elan pursuant to the Development, Licence and Supply Agreement dated November 9, 1998, and as amended (the "Elan License Agreement"), (vii) the shares of Common Stock that may be issued to Elan pursuant to the Elan License Agreement (and upon each such issuance, SCHEDULE A shall be updated to include such shares),
(viii) the shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issuable to EIS upon exercise of that certain Warrant (the "EIS Warrant") dated August 4, 1999 (and upon such exercise of the EIS Warrant, SCHEDULE A shall be updated to include such shares), (ix) the 52,742 shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issued to EIS pursuant to the Stock Purchase Agreement dated September 30, 1999, (x) the shares of Common Stock (or the shares of such other class of stock into which the Common Stock is converted) issuable upon exercise of those certain Series X Warrants dated October 6, 1999 (the "X-Ceptor Warrants") (and upon any such exercise of the X-Ceptor Warrants, SCHEDULE A shall be updated to include such shares), (xi) the 188,572 shares of Common Stock (or that number of shares of such other class of stock into which the Common Stock is converted) issued to EIS pursuant to the Incentive Agreement dated December 31, 1999, (xii) the 98,580 shares of Common Stock (or that number of shares of such other class of stock into which the Common Stock is converted) issued to EIS pursuant to the Incentive Agreement dated March 1, 2000, and (xiii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other

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security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii),
(iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned.

          (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock (or such other class of stock into which the Common Stock is converted) outstanding which are, and the number of shares of Common Stock (or such other class of stock into which the Common Stock is converted) issuable pursuant to then exercisable or convertible securities which are, Registrable Securities, but shall exclude any Registrable Securities which have been previously sold to the public pursuant to Rule 144 or pursuant to a registered public offering.

          (h) The term "SEC" shall mean the Securities and Exchange Commission.

     1.2 FORM S-3 REGISTRATION. Each Holder may make a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, subject to the limitations set forth in subsection 1.2(b) below. In such event, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holder proposes to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holder a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, (without taking into account the costs to the Company), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder under this
Section 1.2; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.2; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel shall be paid by the Company with respect to the first Form S-3 Registration requested by a Holder pursuant to Section 1.2 (excepting only the fees and disbursements of counsel for the selling Holder or Holders and any underwriters' discounts or commissions associated with Registrable Securities, which shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration). All expenses incurred in connection with a second and all subsequent registrations requested by a Holder pursuant to Section 1.2 shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.2 shall not be counted as demands for registration or registrations effected pursuant to Section 1.3.

     1.3 REQUEST FOR REGISTRATION.

          (a) If Form S-3 is not available to register the resale of any Holder's Registrable Securities and if the Company shall receive, during such time of unavailability of Form S-3, a written request from a Holder that the Company file a registration statement under the Act covering the registration of at least that number of Registrable Securities such that the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.3(b), effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the filing of a registration statement under the Act of all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company in accordance with
Section 2.4.

          (b) If the Holder initiating the registration request hereunder ("Initiating Holder") intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in subsection 1.3(a). The underwriter shall be selected by the Company and shall be reasonably acceptable to the Initiating Holder. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holder and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Holder or the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder or the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holder, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable

Securities to be included in such underwriting shall not be reduced unless all other securities which the Company proposes to sell are first entirely excluded from the underwriting.

          (c) The Company is obligated to effect only one (1) such registration for each Holder holding more than $1,500,000 of Registrable Securities pursuant to this Section 1.3; PROVIDED, HOWEVER, that if the Initiating Holder's Registrable Securities included in the offering pursuant to this Section 1.3 are reduced by the underwriter or underwriters selected for such underwriting by more than twenty-five percent (25%) of that number of shares of Registrable Securities set forth in its initiating request, the registration initiated by such Initiating Holder shall not be counted as a registration pursuant to this
Section 1.3(c).

          (d) The Company is obligated to effect only one (1) such registration statement for all Holders pursuant to this Section 1.3 every six (6) months.

          (e) Notwithstanding the foregoing:

          (i) If the Company shall furnish to the Initiating Holder, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time (without taking into account the costs to the Company), the Company shall have the right to defer taking action with respect to beginning the preparation of such filing for a period of not more than 60 days after receipt of the request of the Initiating Holder; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve
(12)-month period; and

          (ii) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company may include such stock or other securities in a registration pursuant to this Section 1.3, subject to reduction pursuant to Section 1.3(b); PROVIDED, HOWEVER, that in the event the Company does so include any of its stock or other securities in such registration, the registration initiated by the Initiating Holder shall not be counted as a registration pursuant to this Section 1.3.

     1.4 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of a Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.4, the Company shall, subject to the provisions of

Section 1.9, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

     1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days for a filing under Section 1.3 or 1.4, and up to one hundred eighty (180) days for a filing under Section 1.2.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, as then amended or supplemented in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or on the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of a Holder, as promptly as practicable prepare and furnish the Holder a reasonable number of copies of a prospectus included in an effective post-effective amendment or the supplemented prospectus correcting such misstatement or omission.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the closing date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.6 FURNISH INFORMATION.

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.3 if, due to the operation of subsection 1.6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(b)(ii) or subsection 1.3(a), whichever is applicable.

     1.7 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3 (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn solely due to and at the request of the Holders owning at least 51% of the securities being registered (in which case all participating Holders shall bear such expenses), unless the Initiating Holder agrees to forfeit its right to one demand registration pursuant to
Section 1.3; PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal,
(a) the Initiating Holder has learned of a material adverse change in the assets, business, condition, properties or prospects, financially or otherwise, of the Company from that known to the Initiating Holder at the time of its request and has withdrawn its request with reasonable promptness following Initiating Holder's learning of such material adverse change, or (b) the Company has filed a registration statement covering securities other than Registrable Securities for its own account or for the account of any other person after receipt of the Initiating Holder's request and the Initiating Holder notifies the Company of its decision not to proceed with its requested registration due to the effects of such separate registration on the market for the Company's securities, then the Initiating Holder (and all other Holders whose Registrable Securities are included therein) shall not be required to pay any of such expenses and the Initiating Holder shall retain its rights pursuant to Section 1.3.

     1.8 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.4 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.9 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3(e)(ii) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the Company has initiated the registration and the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold by selling stockholders that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

     1.10 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.11 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act,

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and their respective officers and directors, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, summary prospectus, notification or offering circular contained therein or otherwise used or approved for use by the Company in the offering pursuant thereto, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, and the Company will pay to each such Holder, underwriter, controlling person, officer or director any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action or successfully enforcing the provisions hereof; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.11(b), in connection with investigating or defending any such loss, claim, damage, liability, or action or successfully enforcing the provisions hereof; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, that, in no event shall any indemnity under this subsection 1.11(b) exceed the proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to maintain its own defense and to retain separate counsel, with the fees and expenses to be paid by the indemnifying party, if in the indemnified party's reasonable judgment, actual or potential differing interests may exist between such indemnified party and any other party in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.11 to the extent that the indemnifying party is actually prejudiced by such failure to give notice, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.11.

          (d) The obligations of the Company and the Holders under this Section
1.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.12 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Act, at all times;

          (b) take such action, including the voluntary registration of such other class of stock into which the Common Stock are converted under section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Common Stock is converted;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it continues to so qualify), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to Form S-3.

     1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); PROVIDED, in each case, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company may, without the consent of any Holder, enter into an agreement with any holder or prospective holder of any securities of the Company which would allow such holder to have registration rights with respect to securities of the Company so long as such registration rights are not superior during the period ending December 31, 2003 to those granted hereunder. The (a) grant of piggyback registration rights or (b) the grant of rights to request registration on Form S-3, shall be deemed to not be superior to those rights granted hereunder. The prior written consent of the Holders of a majority of the outstanding Registrable Securities shall be required only for the grant of registration rights from and after the date of this Agreement if such registration rights are superior to those granted hereunder.

     1.15 "MARKET STAND-OFF" AGREEMENT. Each of the Holders hereby agrees that during the period of duration not to exceed 120 days specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter (and provided the same restriction is agreed to by the officers and directors of the Company), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale but excluding private placements in reliance on the so-called "4(1-1/2)" exemption under the Securities Act), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          The Company agrees, if and to the extent so required by the underwriter, not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities, during the period of up to 120 days specified by the underwriter following the effective date of any underwritten registration pursuant to Section 1.3 hereof, (180 days for an underwritten registration under Section 1.2), except as part of such underwritten registration and except pursuant to a registration of securities to be offered and sold (i) pursuant to a stock option plan, stock purchase plan or similar plan, (ii) pursuant to an acquisition of a business, merger or exchange of stock for stock on Form S-4 (or any successor form), or (iii) in an offering of securities other than for the account of the Company pursuant to a registration effective at the time of such underwritten registration.

     1.16 INTENTIONALLY OMITTED.

     1.17 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Agreement after the earlier of (a) the later of December 31, 1999 or, with respect to only those shares of Registrable Securites which are issued upon exercise of warrants or other convertible securities issued on or subsequent to June 1, 1994, the second anniversary of the exercise of such warrants or convertible securities into Registrable Securities, or (b) the date after which all shares of Registrable Securities then held by such Holder may immediately be sold under Rule 144(k); provided, however, that as to only those shares of Registrable Securities which were originally issued to Elan or EIS, the date in (a) above shall be the later of December 31, 2003 or the date on which no Securities (as defined in Section 13(a) of the Elan Securities Purchase Agreement) are outstanding.

2. MISCELLANEOUS.

     2.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     2.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.4 NOTICES. Unless otherwise provided, any written communication or notice required or permitted under this Agreement shall be addressed and sent to the party at the address set forth below:

                                    If to the Company:
                                    Ligand Pharmaceuticals Incorporated
                                    10275 Science Center Drive
                                    San Diego, California  92121
                                    Attn:  General Counsel
                                    Tel: (858) 550-7500
                                    Fax: (858) 550-1825

                                    If to Investor:

               At the address set forth below such Investors name on the signature page attached hereto or to such party at any address notified to the other party under this Section by (a) air mail or (b) facsimile transmission with prompt confirmation by air mail.

     2.5 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.6 AMENDMENTS AND WAIVERS.

          (a) The addition of Investors as parties to this Agreement, and the amendment of SCHEDULE A in connection therewith, after the original date of execution of this Agreement shall not be considered an amendment of this Agreement requiring the consent of the Investors. Such new Investors shall execute counterpart signature pages to this Agreement and Schedule A will be amended as appropriate to reflect such additional Investors. The definition of "Registrable Securities" shall be automatically amended to include the shares of Common Stock issued or issuable to such new Investors without the need to obtain the consent or signature of the holders of Registrable Securities. The Company shall provide to each party a copy of such amended SCHEDULE A and definition of "Registrable Securities" to reflect the addition of such new Investors.

          (b) Any term of this Agreement which applies to all Holders may be amended and the observance of any term of this Agreement which applies to all Holders may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all Registrable Securities and the Company.

     2.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.8 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     2.9 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     2.10 CONSENT TO AMENDMENT. Execution of this Agreement by Investors who are holders of greater than 50% of the "Registrable Securities" then outstanding of the Company (as defined in the Prior Agreement) shall signify the consent of the Investors to accept the rights created hereunder in lieu of the rights granted to them under the Prior Agreement.

     2.11 PUBLICITY. No party to this Agreement shall make any public statement regarding the execution and subject matter of this Agreement, unless required by law in the opinion of the disclosing party's counsel.


                [Remainder of This Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                        LIGAND PHARMACEUTICALS INCORPORATED


                        By:              /s/DAVID E. ROBINSON
                                         --------------------------------------
                                         David E. Robinson, President
                                         10275 Science Center Drive
                                         San Diego, California 92121

                        INVESTORS:

                        S.R. One Limited

                        By:
                                         --------------------------------------
                        Its:
                                         --------------------------------------

                        Address: 565 E. Swsedesford Road, Suite 315 Wayne, Pennsylvania 19087

                        SmithKline Beecham, plc

                        By:
                                         --------------------------------------
                        Its:
                                         --------------------------------------

                        Address:         One Franklin Plaza (FP2225)
                                         P.O. Box 7929
                                         Philadelphia, Pennsylvania  19102

                        Elan Corporation, plc

                        By:              /s/THOMAS LYNCH
                                         --------------------------------------
                        Its:             Executive Vice President,
                                         Chief Financial Officer
                                         --------------------------------------

                        Address:         Lincoln House
                                         Lincoln Place
                                         Dublin 2
                                         Ireland



                         [COUNTERPART SIGNATURE PAGE TO
                     AMENDED REGISTRATION RIGHTS AGREEMENT]

                        Elan International Services, Ltd.

                        By:              /s/KEVIN INSLEY
                                         --------------------------------------
                        Its:             President
                                         --------------------------------------

                        Address:         102 St. James Court
                                         Flatts, Smith Parish
                                         Bermuda, FL  04







                         [COUNTERPART SIGNATURE PAGE TO
                     AMENDED REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE A
                              SCHEDULE OF INVESTORS

============================================ =================
NAME                                         SHARES ISSUED
-------------------------------------------- -----------------
-------------------------------------------- -----------------
Elan Corporation, plc                            429,185
-------------------------------------------- -----------------
Elan International Services, Ltd.              6,668,261
-------------------------------------------- -----------------

-------------------------------------------- -----------------

-------------------------------------------- -----------------

-------------------------------------------- -----------------

-------------------------------------------- -----------------

-------------------------------------------- -----------------
TOTAL:                                         7,097,446
============================================ =================